October 2018 Discussion Materials Exhibit 99.2

Disclaimer This presentation contains statements about future events and expectations, which are "forward-looking statements." Any statement in this presentation that is not a statement of historical fact, including, but not limited to earnings guidance, estimates, forecasts, projections of financial results, expected future financial position, and business strategy, is a forward-looking statement. Such forward-looking statements and any other forward-looking statements made herein involve known and unknown risks, uncertainties and other factors, which may cause actual results of Westmoreland Coal Company and its subsidiaries, collectively, “Westmoreland” or the “Company”, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that could cause actual results to differ are discussed in our periodic filings with the Securities and Exchange Commission. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information. Such forward-looking statements are inherently uncertain, and actual results may differ from expectations and past performance. Westmoreland assumes no responsibility to issue updates to any materials, including forward-looking statements, discussed in this presentation. This presentation contains certain financial measures that are not prepared in accordance with GAAP. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and should not be considered in isolation or as a substitute for GAAP measures.  This presentation shall not constitute an offer, nor a solicitation of an offer, of the sale or purchase of securities, nor shall any securities of Westmoreland be offered or sold in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The information contained in this presentation has been provided by the Company without any representation or warranty as to the accuracy or completeness of such information. The Company assumes no responsibility for the accuracy of the information, assumptions, projections, forecasts or the completeness of this presentation and has no obligation to update any statements in this presentation. This presentation does not represent a fairness opinion, recommendation, valuation or opinion of any kind, and is necessarily incomplete and should be viewed solely in conjunction with the oral presentation provided by the Company and its advisors. Recipients of this presentation should not construe the contents of this presentation as legal, tax, or financial advice. Each recipient should consult its professional advisors as to the legal, tax, financial or other matters set forth in this presentation and, by accepting this presentation, the recipient confirms that it is not relying upon the information contained herein to make any decision. Under no circumstances and at no time should any recipient infer or consider that the potential transaction has occurred, or will occur, unless and until a definitive agreement with Westmoreland has been fully executed.

Table of Contents Important Note: Holders and potential holders of the Company’s indebtedness have the ability to access more detailed financial projections and performance optimization information in a virtual data room. Such information will specifically be designated “Non-Cleansing Information” and will be accessible only to those persons who (a) represent that they are holders of the Company’s indebtedness or considering the purchase of the Company’s indebtedness in the ordinary course of their business, (b) subject to certain permitted disclosures, agree to maintain the confidentiality of the “Non-Cleansing Information,” and (c) agree to use the “Non-Cleansing Information” solely for purposes of trading or potential trading in the Company’s indebtedness and for no other competitive purposes. To request access to such data room, please contact WCCNonCleansingInfoVDR@kirkland.com.

Section 1 Financial Projections

Approach and Key Assumptions Life of Mine (“LoM”) Business Plan Process and Approach: Westmoreland LoM business plan forecast incorporates the following: 2018 is a monthly, site by site forecast based on the Company’s 4+8 2018 forecast 2019-2065 forecasts are based on the annual LoM forecasts disclosed on May 22nd (2019 is monthly) and updated for certain additional considerations including: Corporate SG&A costs, including assumed public company savings and ongoing right sizing Working capital adjustments, certain other operational updates and other considerations Impact of recent changes related to revenue recognition accounting (non cash) Overview: Westmoreland continues to seek extensions of key contracts and is continuing to support existing joint venture arrangements The business plan contemplates the prudent investment of capital in mine operations required to facilitate the supply of coal to fulfill contracts on a safe, cost effective and efficient basis. Mines nearing the end of their expected life are operated in a capital efficient manner in order to maximize cash flows Westmoreland will continue to develop export business by firming up volume and pricing in order to maximize returns and effectively manage pricing risk (longer-term considerations underway) Westmoreland will continue to enhance the business by seeking new customers and contract mining and reclamation opportunities that can result in economic benefit Management will continue to “right size” support functions

Approach and Key Assumptions (cont’d) General Assumptions: WMLP financials are excluded from consolidated forecasts for purposes of presentation Forecast converts Canadian financials to USD at 1.30 CAD/USD exchange rate; assumes no FX hedging or cash impact from changes in the CAD/USD exchange rate The forecast has been updated to reflect the impact of recent changes related to revenue recognition accounting at all relevant mines Savings from the potential restructuring of liabilities other than funded debt are not included (OPEB, Heritage, etc.) Potential corporate overhead / SG&A savings from conversion to a private company have been identified and included in the forecast Additional savings in corporate overhead are projected to occur over time as corporate SG&A support functions are scaled with future projected volume and revenue Savings from ongoing cost optimization analysis supported by independent 3rd party are not included in projections but a preliminary and illustrative overlay, which is subject to further diligence and material revision, has been included in this presentation Tax implications of balance sheet restructuring are not forecasted; projections do not assume any corporate taxes during forecast period

Consolidated Financial Summary (Excl. WMLP) Source:Company information. Note: Dollars and tons in millions. Figures exclude WMLP management fee from 2019 onwards. Includes costs to perform reclamation, bond collateral postings and other current reclamation. Includes bond collateral releases, releases of restricted cash and receipts from customers. Preliminary and illustrative analysis subject to further diligence and material revision

U.S. Mine-Level Financial Summary (Excl. WMLP) Source:Company information. Note: Dollars and tons in millions. Includes costs to perform reclamation, bond collateral postings and other current reclamation. Includes bond collateral releases, releases of restricted cash and receipts from customers.

Canadian Mine-Level Financial Summary Source:Company information. Note: Dollars and tons in millions. Figures exclude WMLP management fee from 2019 onwards. Includes costs to perform reclamation, bond collateral postings and other current reclamation. Includes bond collateral releases, releases of restricted cash and receipts from customers.

Corporate Financial Summary Source:Company information. Note: Dollars and tons in millions. Figures exclude WMLP management fee from 2019 onwards. Includes costs to perform reclamation, bond collateral postings and other current reclamation. Includes bond collateral releases, releases of restricted cash and receipts from customers.

Heritage Financial Summary Source:Company information. Note: Dollars and tons in millions. Includes costs to perform reclamation, bond collateral postings and other current reclamation. Includes bond collateral releases, releases of restricted cash and receipts from customers.

2018E Adjusted EBITDA Bridge Source:Company information. Note: Dollars in millions.

Summary Projected 2018 Financials (Reflects 4+8 Forecast) Source:Company information. Note: Dollars in millions. Consolidated Excl. WMLP U.S. Mines Excl. WMLP Canadian Mines

Summary Projected 2018 Financials (Reflects 4+8 Forecast) (Cont’d) Corporate & Other Heritage Source:Company information. Note: Dollars in millions.

Mine-by-Mine Net Reclamation Cash Flow Summary (Excl. WMLP) Source:Company information. Note: Dollars in millions. Total Gross Reclamation Outflows includes costs to perform reclamation, bond collateral postings and other current reclamation. Total Gross Reclamation Inflows includes bond collateral releases, releases of restricted cash and receipts from customers. Total Life of Mine Gross and Net Reclamation Cash Flows (2018 – 2065)

Heritage Cost Detail Source:Company information. Note: Dollars in millions. Projected cash costs related to Heritage liabilities are forecasted as follows: Postretirement Medical: Postretirement medical benefits to retired employees and their dependents, a portion of which is mandated by the Coal Industrial Retiree Act of 1992 pursuant to collective bargaining agreements Black Lung: The company is self-insured for federal and state black lung benefits for former employees CBF: The Combined Benefit Fund is a multi-employer health plan that is neither controlled nor administered by the Company. The Company is required by the Coal Act to make monthly premium payments into the CBF. These payments are based on the number of the Company’s UMWA employees who retired prior to 1976, and the Company’s pro-rata assigned share of UMWA retirees whose companies are no longer in business. Costs are forecasted to decrease due to a declining population Other: Includes outside legal expenses, workers compensation expenses and other fees and expenses Total '18E '19E '20E '21E '22E '23E-'39E Postretirement Medical $12 $13 $13 $14 $14 Black Lung 2 2 2 2 2 Combined Benefit Fund ("CBF") 1 1 1 1 1 Other 1 2 2 2 2 Total $17 $18 $18 $18 $18 $300

OPEB-Related Liabilities and Cash Flows (1) Source:Company information. Liabilities as of December 31, 2017. Note: Dollars in millions.

Section 2 Preliminary Findings of Performance Optimization Analysis

Executive Summary Management has set a goal to achieve full run-rate savings of $85M by the end of FY2020: Mine Operations: $55M Commercial: $15M SG&A: $15M Several “Quick wins” have been prioritized to rapidly deliver $9-13M in recurring benefits and $5-10M in one-time capex savings by March 2019 AP/AR improvements can drive a $14-20M reduction in working capital The next phase of the transformation focuses on developing a detailed implementation plan

Spend Baseline Jul ’17 – Jun ’18 Exclusions1 $ $ In Scope Baseline $ SG&A Cost of Sales $ $ $ $ 2 24% of the total spend baseline has been excluded and is comprised of WMLP mine and SG&A costs, restructuring fees and certain non-cash accounting entries Labor includes all salaried and non-salaried employees as a fully loaded cost to company SG&A includes all costs (labor and non-labor) that are allocated to SG&A GL codes as well as certain identified SG&A functions captured in Cost of Sales In scope baseline spend of $848 million Source:Company data. Note: Dollars in millions. Actual spend data from July 2017 to June 2018. Exclusions include: Identified restructuring fees, WMLP and identified non-cash accounting entries. Labor spend does not include pension cost, post-retirement medical costs or SERP.

Management Has Aligned On An Overall Goal For The Transformation Of $85M In Recurring Value By 2020 Mine Operations Commercial SG&A Total Baseline $603 $980 $87 Target Opportunity $32 $15 $15 $85 $143 $23 Cost Production Revenue/ EBITDA Cost % of Baseline 5 16 2 17 Goals do not include $5-10M of one-time potential savings associated with CapEx and $14-20M in working capital improvements Note: Dollars in millions.

Annual in-year realized impact Run Rate 50% 100% $ $ $ $ $ $ The ramp up of potential saving through 2019 will deliver 50% of the identified opportunity Annual impact excludes any one-time cash benefits Preliminary Estimates Suggest Full Run-Rate Would Be Achievable Through FY2020 With ~$42M Of Impact Captured During FY2019 Note: Dollars in millions.

Cons. Cash Flow Avail. for Debt Service (Excl. WMLP) Incl. Potent. Savings Source:Company information. Note: Dollars in millions. Figures exclude WMLP management fee from 2019 onwards. Cash Flow Available for Debt Service Total Adjusted Cash Flow from Savings Preliminary and illustrative analysis subject to further diligence and material revision

Section 3 13-Week Cash Flow Projections

Westmoreland 13-Week Cash Flow Projections (Excl. WMLP) Source:Company information. Note: Dollars in thousands.

Section 4 Other

Recent Coal Valley Developments Newcastle markets remain strong Westmoreland secured attractive pricing for nearly 2M short tons in 2019 Increased production levels are being evaluated and mine plans are being optimized for 2019 Strong pricing supported the acquisition of a new shovel at Coal Valley New shovel will be placed into production in late 2018

CBA and Legacy Liability Considerations Westmoreland is evaluating opportunities to modify certain CBAs and explore paths to address certain legacy liabilities As part of this process, the Company has been in dialogue with certain unions Savings from the potential modification of the above mentioned liabilities are not included in the Company’s projections shown in this presentation To the extent that the Company does not enter into appropriate modifications of its existing CBAs and retiree obligations, the company intends to file a motion under sections 1113 and 1114 by the end of November 2018

Westmoreland Surety Bond Detail (Excl. WMLP) Source:Company information. Note: Dollars in millions. Surety bond data as of 10/1/18.

Appendix Supplemental Materials

SG&A / Corporate Overhead – Key Assumptions Process and Key Assumptions: SG&A costs are broken into 3 components: Corporate SG&A relating to offices in Denver, Edmonton and Billings Mine Level costs Legacy liabilities For Corporate SG&A, 2018 is based on the 4+8 and remaining years are based on rates per ton or % of revenue or other metrics from the 2018 original budget Corporate costs were broken down between those that were viewed as generally fixed and those that were variable Fixed costs are assumed to increase marginally with inflation. Variable costs are assumed to decrease as tons sold and revenue decline Professional fees related to the restructuring have been excluded from this analysis but are forecasted in the business plan through Q1 2019 Mine level SG&A costs were forecasted through the Life of Mine process, mine by mine Company goes private post-effective date and related costs are eliminated; only a portion of total estimated potential savings from going private are included in the forecast due to execution risk Heritage liabilities are forecasted to continue based on current assumptions and do not contemplate any restructuring